QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Suntek Corporation:

We consent to the inclusion in this Registration Statement on Form S-4 of Suntek Corporation of our report dated October 1, 2001, except as to note 5 which is as of October 31, 2001, relating to the balance sheet of Suntek Corporation as of September 30, 2001. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Phoenix, Arizona
January 18, 2002

QuickLinks

Exhibit 23.4
INDEPENDENT AUDITORS' CONSENT